Exhibit 99.1

PRESS RELEASE

CONTACT:

Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Announces Solid First Quarter 2018 Results

•	First quarter revenue of $320.5 million, up 10.5% year-over-year

•	Operating margin 2.7% and diluted earnings per share (EPS) $0.54

•	Non-GAAP operating margin[1] of 3.7% under former ASC 605 revenue guidance

•	Non-GAAP operating margin[1] of 4.0% under former ASC 605 revenue guidance and excluding non-recurring transaction fees

•	SENTEL acquisition accelerates Vectrus strategic transformation

•	Awarded over $120 million of new business during the quarter and increased backlog to $3.3 billion

•	Increased 2018 guidance for revenue, net income, and diluted EPS

COLORADO SPRINGS, Colo., May 8, 2018 — Vectrus, Inc. (NYSE:VEC) announced first quarter 2018 financial results. For the first quarter, revenue was $320.5 million, operating income was $8.7 million, and diluted earnings per share were $0.54. Net cash used in operating activities was $11.6 million in the first quarter 2018. Additionally, the company increased full-year 2018 guidance for revenue, net income, and diluted EPS.

During the quarter, the company adopted the required new revenue recognition accounting standard, Accounting Standards Codification Topic (ASC 606), Revenue from Contracts with Customers, which impacted operating results. The former ASC 605 guidance would have resulted in revenue 1 of $320.6 million, operating income 1 of $11.8 million, and diluted earnings per share of $0.76. There is no change for the quarter to net cash used in operating activities as a result of the adoption of ASC 606.

"We reported solid first quarter results, which were driven by strong program performance, execution of our strategic imperatives, and disciplined cost management," said Chuck Prow, president and chief executive officer of Vectrus. "During the quarter, revenue improved 10.5% year-over-year, while our growth related activities continue to experience positive momentum, winning over $120 million of new business as well as receiving several contract modifications and extensions. These awards further enhance our 2018 revenue visibility."

Exhibit 99.1

"The slight delay of an invoice weighed on our cash performance in the first quarter," said Prow. "We still expect to meet our guidance for 2018 net cash provided by operating activities."

"With total backlog growing to $3.3 billion, we have a significant opportunity to continue applying innovation and enterprise wide improvement initiatives to drive performance improvement through 2018 and beyond," explained Prow. "Our long-term strategy, facilitated by the SENTEL acquisition, is yielding top-and-bottom line improvements and we look forward to delivering further value as we work to achieve our five-year goal by 2023."

"It is important to reinforce that the recently adopted ASC 606 standard impacted the timing of operating income recognition in the quarter and is solely reflective of the required accounting change and does not represent a change in the fundamentals of our business or guidance," said Matt Klein, chief financial officer of Vectrus. "We expect the entire first quarter operating income impact will be positively offset by future profitability recognition over the remaining quarters of 2018."

First quarter 2018, net cash used in operating activities was $11.6 million, a decrease of $21.5 million compared to 2017. Days sales outstanding (DSO) was 68 days in the first quarter of 2018 compared to 54 days in the first quarter of 2017.

The Company ended the first quarter 2018 with a total debt balance of $78.0 million, which was down from $79.0 million at the end of 2017. As of March 30, 2018, the Company had total consolidated indebtedness to consolidated EBITDA (total leverage ratio) of 1.48x to 1.00x.

"Our financial position remains strong, and as such, we were able to pay off the debt associated with the SENTEL acquisition in the first quarter," explained Klein.

The Company ended the first quarter 2018 with total backlog of $3.3 billion and funded backlog of $723.3 million.

2018 Guidance
"We are increasing our full-year 2018 revenue, net income and diluted EPS guidance. We expect annual revenue to be in the range of $1,215 million to $1,285 million with a mid-point of $1,250 million. Full-year operating margin is unchanged at 3.6 percent to 4.0 percent and net income is expected to be in the range of $30.9 million to $36.9 million. We expect to see diluted EPS in the range of $2.71 to $3.23 per share and net cash provided by operating activities is unchanged at $35.0 million to $39.0 million," said Klein. “Our 2018 guidance assumes interest expense of approximately $4.3 million, depreciation and amortization expense of $4.2 million, non-recurring transaction related expenses of $3.0 million, mandatory debt payments of $4.0 million, a tax rate of 22 percent and weighted average diluted shares outstanding of 11.4 million at December 31, 2018.”

Exhibit 99.1

2018 guidance details include:

$ millions, except for operating margin and per share amounts	(Prior) 2018 Guidance			(Updated) 2018 Guidance
Revenue	$1,205	to	$1,275	$1,215	to	$1,285
Operating Margin (unchanged)	3.6%	to	4.0%	3.6%	to	4.0%
Net Income	$30.5	to	$36.4	$30.9	to	$36.9
Diluted EPS[2]	$2.70	to	$3.22	$2.71	to	$3.23
Net Cash Provided by Operating Activities (unchanged)	$35.0	to	$39.0	$35.0	to	$39.0

The Company notes that forward-looking statements of future performance made in this release, including 2018 guidance and five-year goals, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 4:30 p.m. ET on Tuesday, May 8, 2018.

U.S.-based participants may dial into the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.
A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through May 22, 2018, at 844-512-2921 (domestic) or 412-317-6671 (international) with pass code 13679122

Footnotes:
1 Non-GAAP measures. See Appendix for reconciliation.
2 Updated 2018 diluted EPS guidance is calculated using estimated weighted average diluted common shares outstanding for the year ending December 31, 2018 of 11.4 million.
.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about

Exhibit 99.1

6,700 employees spanning 177 locations in 21 countries. In 2017, Vectrus generated sales of $1.1 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2018 Guidance above about our revenue, operating margin, net income, diluted EPS and net cash provided by operating activities for 2018 and other assumptions contained therein for purposes of such guidance, other statements about revenue and DSO, our credit facility, debt payments, expense savings, contract opportunities, bids and awards, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our dependence on the U.S. government and the importance of our maintaining a good relationship with the U.S. government, our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; any acquisitions, investments or joint ventures, including the integration of SENTEL Corporation into our business; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental, health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions, including under the Tax Cuts and Jobs Act, or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles, including changes related to ASC 606; accounting estimates made in connection with our contracts; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements;

Exhibit 99.1

timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2017 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended
	March 30,	March 31,
(In thousands, except per share data)	2018	2017
Revenue	$320,516	$290,063
Cost of revenue	294,050	264,701
Selling, general and administrative expenses	17,795	13,713
Operating income	8,671	11,649
Interest (expense) income, net	(1,164)	(1,134)
Income from operations before income taxes	7,507	10,515
Income tax expense	1,396	3,847
Net income	$6,111	$6,668

Earnings per share
Basic	$0.55	$0.61
Diluted	$0.54	$0.60
Weighted average common shares outstanding - basic	11,146	10,909
Weighted average common shares outstanding - diluted	11,338	11,075

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 30,	December 31,
(In thousands, except share information)	2018	2017
Assets	(unaudited)
Current assets
Cash	$28,747	$77,453
Receivables	246,052	174,995
Costs incurred in excess of billings	—	12,751
Other current assets	7,890	6,747
Total current assets	282,689	271,946
Property, plant, and equipment, net	4,236	3,733
Goodwill	231,236	216,930
Intangible assets, net	10,218	121
Other non-current assets	7,820	2,821
Total non-current assets	253,510	223,605
Total Assets	$536,199	$495,551
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$135,641	$115,899
Billings in excess of costs	—	3,766
Compensation and other employee benefits	47,963	39,304
Short-term debt	4,000	4,000
Other accrued liabilities	28,573	19,209
Total current liabilities	216,177	182,178
Long-term debt, net	72,317	73,211
Deferred tax liability	54,636	55,329
Other non-current liabilities	1,383	1,461
Total non-current liabilities	128,336	130,001
Total liabilities	344,513	312,179
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 11,222,424 and 11,120,528 shares issued and outstanding	112	111
Additional paid in capital	68,915	67,526
Retained earnings	123,449	117,415
Accumulated other comprehensive loss	(790)	(1,680)
Total shareholders' equity	191,686	183,372
Total Liabilities and Shareholders' Equity	$536,199	$495,551

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 30,	March 31,
(In thousands)	2018	2017
Operating activities
Net income	$6,111	$6,668
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	809	407
Loss on disposal of property, plant, and equipment	40	—
Stock-based compensation	1,415	1,086
Amortization of debt issuance costs	106	194
Changes in assets and liabilities:
Receivables	(37,042)	7,441
Other assets	(1,164)	4,202
Accounts payable	9,497	(22,599)
Billings in excess of costs	—	2,415
Deferred taxes	(827)	(2,506)
Compensation and other employee benefits	5,788	12,059
Other liabilities	3,630	547
Net cash (used in) provided by operating activities	$(11,637)	$9,914
Investing activities
Purchases of capital assets	(73)	(24)
Acquisition of business, net of cash acquired	(37,210)	—
Net cash used in investing activities	$(37,283)	$(24)
Financing activities
Repayments of long-term debt	(1,000)	(3,500)
Proceeds from revolver	31,000	18,000
Repayments of revolver	(31,000)	(18,000)
Proceeds from exercise of stock options	1,309	50
Payments of employee withholding taxes on share-based compensation	(785)	(577)
Net cash used in financing activities	$(476)	$(4,027)
Exchange rate effect on cash	690	175
Net change in cash	(48,706)	6,038
Cash-beginning of year	77,453	47,651
Cash-end of period	$28,747	$53,689
Supplemental Disclosure of Cash Flow Information:
Interest paid	$991	$1,036
Income taxes paid	$198	$161
Purchase of capital assets on account	$—	$—

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. In addition, we consider ASC 605 results, adjusted operating income, adjusted operating margin, EBITDA, EBITDA %, adjusted EBITDA, adjusted EBITDA %, adjusted net income and adjusted diluted earnings per share to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.

ASC 605 results, adjusted operating income, adjusted operating margin, EBITDA, EBITDA %, adjusted EBITDA, adjusted EBITDA %, net income, adjusted net income and adjusted diluted earnings per share, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net income and diluted earnings per share as determined in accordance with GAAP. Reconciliations of these items are provided below.

"ASC 605" is defined as the current results adjusted for prior revenue recognition standard.

"Adjusted operating income" is defined as operating income, adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations.

"Adjusted operating margin" is defined as adjusted operating income divided by revenue.

"EBITDA" is defined as operating income, adjusted to exclude depreciation and amortization.

"EBITDA %" is defined as EBITDA divided by revenue.

"Adjusted EBITDA" is defined as EBITDA adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations.

"Adjusted EBITDA %" is defined as adjusted EBITDA divided by revenue.

"Adjusted net income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items and non-operating tax settlements or adjustments, such as revaluation of our deferred tax liability as a result of the Tax Cuts and Jobs Act, and net settlement of uncertain tax positions.

Exhibit 99.1

"Adjusted diluted earnings per share" is defined as adjusted net income divided by the weighted average diluted common shares outstanding.

Impact of ASC606 vs. ASC605

In thousands, except for % and diluted EPS	Three Months Ended March 30, 2018

ASC 606 vs. ASC 605 (Non-GAAP Measure)	ASC 606	ASC 605	Change
Revenue	$320,516	$320,614	$(98)
Cost of revenue	294,050	291,019	3,031
SG&A	17,795	17,795	—
Operating income	8,671	11,800	(3,129)
Operating margin	2.7%	3.7%
Interest (expense) income	(1,164)	(1,164)	—
Income before income taxes	7,507	10,636	(3,129)
Income tax expense	1,396	1,978	(582)
Net income	$6,111	$8,658	$(2,547)

Weighted average common shares outstanding - diluted	11,338	11,338	—
Earnings per share - diluted	$0.54	$0.76	$(0.22)

Exhibit 99.1

Impact of ASC606 vs ASC606 and non-recurring acquisition and transition costs
In thousands, except for %	Three Months Ended March 30, 2018

Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP Measure)	ASC 606	ASC 605	Change
Revenue	$320,516	$320,614	$(98)
Cost of revenue	294,050	291,019	3,031
SG&A	17,795	17,795	—
Operating income	$8,671	$11,800	$(3,129)
Operating margin	2.7%	3.7%
Transaction and non-recurring integration cost	1,177	1,177	—
Adjusted operating income	$9,848	$12,977	$(3,129)
Adjusted operating margin	3.1%	4.0%

Adjusted Net Income and Adjusted Diluted Earnings Per Share (Non-GAAP Measure)	ASC 606	ASC 605	Change
In thousands, except for diluted EPS	Three Months Ended March 30, 2018
Net income	$6,111	$8,658	$(2,547)
Transaction and non-recurring integration costs	1,177	1,177	—
Tax impact of adjustments	(219)	(219)	—
Adjusted net income	$7,069	$9,616	$(2,547)
GAAP EPS - diluted	$0.54	$0.76	$(0.22)
Adjusted EPS - diluted	$0.62	$0.85	$(0.23)
Weighted average common shares outstanding - diluted	11,338	11,338

Exhibit 99.1

EBITDA and adjusted EBITDA (Non-GAAP Measure)	ASC 606	ASC 605	Change
In thousands, except for %	Three Months Ended March 30, 2018
Operating income	$8,671	$11,800	$(3,129)
Depreciation and amortization	809	809	—
EBITDA	$9,480	$12,609	$(3,129)
EBITDA %	2.96%	3.93%

Transaction and non-recurring integration costs	1,177	1,177	—
Adjusted EBITDA	$10,657	$13,786	$(3,129)
Adjusted EBITDA %	3.3%	4.3%

Exhibit 99.1

Supplemental Information
Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

	Three Months Ended
	March 30,		March 31,
(In thousands)	2018		2017
Client branch	Revenue	% of Total	Revenue	% of Total
Army	$237,847	74%	$252,161	87%
Navy	8,357	3%	4,933	2%
Air Force	65,255	20%	32,969	11%
Other	9,057	3%	—	—%
Total Revenue	$320,516		$290,063

	Three Months Ended
	March 30,		March 31,
(in thousands)	2018		2017
Contract type	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	$90,308	28%	$71,806	25%
Cost-Plus and Cost Reimbursable ¹	230,208	72%	218,257	75%
Total Revenue	$320,516		$290,063

¹ Includes time and material contracts

	Three Months Ended
	March 30,		March 31,
(In thousands)	2018		2017
Contract relationship	Revenue	% of Total	Revenue	% of Total
Prime Contractor	$301,028	94%	$285,033	98%
Sub Contractor	19,488	6%	5,030	2%
Total Revenue	$320,516		$290,063

	Three Months Ended
	March 30,		March 31,
(In thousands)	2018		2017
Geographic region	Revenue	% of Total	Revenue	% of Total
Middle East	$219,880	69%	$233,907	81%
United States	73,788	23%	40,010	14%
Europe	26,848	8%	16,146	5%
Total Revenue	$320,516		$290,063

Exhibit 99.1

Source: Vectrus, Inc.